                                                                     EXHIBIT 3.2



                                     BYLAWS

                                       OF

                           REQUISITE TECHNOLOGY, INC.


                                    ARTICLE I
                                  Stockholders

   Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on such date, at such time and at such place as shall be set by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

   Section 2. Special Meetings. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute, may be called by the President, and by the Board of Directors.

   Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting or for any special meeting of stockholders. If no designation is made the place of the meeting shall be the registered office of the Company in the State of Delaware.

   Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

   Section 5. Quorum. A majority of the shares outstanding of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice if the time and place thereof are announced at the meeting at which the adjournment is taken, provided, however, that the period shall not exceed thirty
(30) days for any one adjournment. At such adjournment of a meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

   If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by law or the Certificate of Incorporation.

   Section 6. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

   Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of the stockholders except as otherwise provided in the Certificate of Incorporation. In the election of Directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

   Section 8. Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II
                               Board of Directors

   Section 1. General Powers. The business and affairs of the Company shall be managed by its Board of Directors.


   Section 2. Number, Tenure and Qualifications. The number of directors of the Company shall be fixed from time to time by the Board of Directors. Directors shall be elected at each annual meeting of stockholders. Each Director shall hold office until the next annual meeting of stockholders and thereafter until his successor shall have been elected and qualified. Directors need not be stockholders of the Company.

   Section 3. Vacancies. Any Director may resign at any time by giving written notice to the President or to the Secretary of the Company. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

   Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may adopt a resolution as to the time and place for the holding of additional regular meetings without other notice than such resolution.

   Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

   Section 6. Notice. Notice of any special meeting shall be given at least seven (7) days prior thereto by written notice delivered personally or mailed to each Director at his business address or by notice given at least two (2) days prior to the meeting by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

   Section 7. Quorum. A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. But if less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

   Section 8. Manner of Action. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

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   Section 9. Compensation. By resolution of the Board of Directors, any
Director may be paid any one of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated annual amount as a Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

   Section 10. Presumption of Assent. A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

   Section 11. Meeting by Conference Telephone. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in a meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

   Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Directors or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or all members of the committee entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors or of the committee.

   Section 13. Committees. The Board of Directors may appoint an executive committee and any other committee of the Board of Directors, to consist of one or more directors of the Company, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the stockholders a dissolution of the Company or a revocation of a dissolution, or amending the Bylaws of the Company. No committee shall have the power or authority to declare a dividend or to authorize the issuance of stock unless the

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resolution creating such committee expressly so provides. Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors and shall be subject to the control and direction of the Board of Directors. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

                                   ARTICLE III
                               Officers and Agents

   Section 1. General. The officers of the Company shall be a Chairman, a President, one (1) or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may appoint such other officers, assistant officers, and agents, including assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such a manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The salaries for all the officers of the Company shall be fixed by the Board of Directors. Any number of offices may be held by the same person. In all cases where duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee shall follow the orders and instructions of the President.

   Section 2. Election and Term of Office. The officers of the Company shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the stockholders. Each officer shall hold office until the first of the following to occur: until his successor shall have been duly elected and shall have qualified; until his death; until he shall resign; or until he shall have been removed in the manner hereafter provided.

   Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

   Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

   Section 5. Chairman of the Board. The Chairman shall preside at all Board of Directors and Shareholders meetings and, in the event of a vacancy in the office of the President, shall act as chief executive officer of the Company, subject to the direction and supervision of the Board of Directors.


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   Section 6. President. The President shall, subject to the direction and supervision of the Board of Directors, be the chief executive officer of the Company. He shall preside at all meetings of stockholders and Directors, he shall have general supervision of the affairs of the Company, and he shall sign or countersign all certificates of stock, contracts and other instruments of the Company.

   Section 7. Vice President. In the absence or disability of the President, the Vice President shall perform the duties of the President. The Vice President shall assist the President and shall perform the duties as may be assigned to him by the President or the Board of Directors.

   Section 8. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and the Board of Directors, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the Company and affix the seal to all documents when authorized by the Board of Directors, (d) keep at its registered office or principal place of business a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such record shall be kept at the office of the Company's transfer agent or registrar, (e) sign with the President or Vice President certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors, and (f) have general charge of the stock transfer books of the Company, unless the Company has a transfer agent.

   Section 9. Treasurer. The Treasurer shall be the principal financial officer of the Company and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Company and shall deposit the same in accordance with the instruction of the Board of Directors. He shall receive and give receipts and acquittances for monies paid in on account of the Company, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Company of whatever nature upon maturity. He shall perform all other duties incident to the office of Treasurer, and upon request of the Board of Directors, shall make such reports to it as may be required at any time. He shall, if required by the Board, give the Company a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his duties and for the restoration to the Company of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company. He shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President.


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


                                   ARTICLE IV
                                      Stock

   Section 1. Certificates. Shares of the Company's stock shall be represented by consecutively numbered certificates signed in the name of the Company by its President or Vice President and by the Secretary or the Treasurer and shall be sealed with the seal of the Company. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificates shall be issued until the shares represented thereby are fully paid.

   Section 2. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

   Section 3. Transfer of Shares. Upon surrender to the Company of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Company which shall be kept at its principal office or by its registrar duly appointed. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof except as may be required by the laws of the State of Delaware.

                                    ARTICLE V
                    Indemnification of Officers and Directors

   To the full extent authorized or permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director or officer of the Company or is or was serving at the request of the Company in any capacity any other corporation, partnership, joint venture, trust or other enterprise.

                                   ARTICLE VI
                                  Miscellaneous

   Section 1. Waivers of Notice. Whenever notice is required by law, by the Certificate of Incorporation or by these Bylaws, a


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

waiver thereof in writing signed by the director, stockholder or other person entitled to said notice, whether before, at or after the time stated therein, or his appearance at such meeting in person or (in the case of a stockholder's meeting) by proxy, shall be equivalent to such notice.

   Section 2. Amendments. Subject to repeal or change by action of the stockholders, the Board of Directors shall have the power to make, amend and repeal the Bylaws of the Company at any regular meeting of the Board of Directors or at any special meeting called for that purpose.






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

                          AMENDMENT NO. 1 TO THE BYLAWS

                                       OF

                           REQUISITE TECHNOLOGY, INC.


         The Bylaws of the Company, adopted on November 24, 1993, are hereby amended to add a new Section 4, to Article IV, as follows:

         Section 4. RIGHT OF FIRST REFUSAL. No shareholder shall sell, assign, pledge, or in any manner transfer any shares granted hereunder, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Bylaw.

         A. If the shareholder desires to sell or otherwise transfer any shares, then the shareholder shall first give written notice thereof to the Company. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

         B. For thirty (30) days following receipt of such notice, the Company shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the shareholder, the Company shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this section, the price shall be deemed to be the fair market value of the share at such time, as determined in good faith by the Board of Directors. In the event the Company elects to purchase all of the shares or, with consent of the shareholder, a lesser portion of the shares, it shall give written notice to the transferring shareholder of its election and settlement for said shares shall be made as provided below in paragraph D.

         C. The Company may assign its rights hereunder.

         D. In the event the Company and/or its assignee(s) elect to acquire any of the shares of the transferring shareholder as specified in said shareholder's notice, the Secretary of the Company shall so notify the transferring shareholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Company receives said shareholder's notice; provided that if the terms of payment set forth in said shareholder's notice were other than cash against delivery, the Company and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring shareholder's notice.

         E. In the event the Company and/or its assignee(s) do not elect to acquire all of the shares specified in the transferring shareholder's notice, said shareholder may, within the sixty (60) day period following the expiration of the option rights granted to the Company and/or its assignee(s) herein, transfer the shares specified in said transferring shareholder's notice which were not acquired by the Company and/or its assignee(s) as specified in said transferring shareholder's notice. All shares so sold by said shareholder shall continue to be subject to the provisions of this Bylaw in the same manner as before said transfer.

         F. Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Bylaw:

                  i) A shareholder's transfer of any or all shares held either during such shareholder's lifetime or on death by will or intestacy to such shareholder's immediate family or to any custodian or trustee for the account of such shareholder or such shareholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the shareholder making the transfer.

                  ii) A shareholder's bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Bylaw.

                  iii) A shareholder's transfer of any or all of such shareholder's shares to the Company or to any other shareholder of the Company.

                  iv) A shareholder's transfer of any or all of such shareholder's shares to a person who, at the time of such transfer, is an officer or director of the Company.

                  v) A corporate shareholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder.

                  vi) A corporate shareholder's transfer of any or all of its shares to any or all of its shareholders.

                  vii) A transfer by a shareholder which is a limited or general partnership to any or all of its partners or former partners.

         In any such case, the transferee, assignee, or other recipient shall receive and hold such shares subject to the provisions of this Bylaw, and there shall be no further transfer of such stock except in accord with this Bylaw.

         G. The provisions of this Bylaw may be waived with respect to any transfer either by the Company, upon duly authorized action of its Board of Directors or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the Company (excluding the votes represented by those shares to be transferred by the by the transferring shareholder). This Bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the Company.

         H. Any sale or transfer, or purported sale or transfer, of shares shall be null and void unless the terms, conditions, and provisions of this Bylaw are strictly observed and followed.

         I. The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

                  i)  On July 31, 2006; or

                  ii) Upon the date securities of the Company are first offered to the public pursuant to a registration statement filed with and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

         J. The Certificates representing shares of the Company shall bear the following legend so long as the foregoing right of first refusal remains in effect:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE COMPANY, AS AMENDED.

                          AMENDMENT NO. 2 TO THE BYLAWS

                                       OF

                           REQUISITE TECHNOLOGY, INC.



         Section 4, Article IV of the Bylaws of the Company is hereby amended and restated to read in its entirety as follows:

         Section 4. RIGHT OF FIRST REFUSAL. No shareholder shall sell, assign, pledge, or in any manner transfer any of the shares of the Common Stock of the Company or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

         A. If the shareholder desires to sell or otherwise transfer any of its shares of Common stock, then the shareholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

         B. For thirty (30) days following receipt of such notice, the Company shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the shareholder, the Company shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the shareholder, a lesser portion of the shares, it shall give written notice to the transferring shareholder of its election and settlement for said shares shall be made as provided below in paragraph (D).

         C. The Company may assign its rights hereunder.

         D. In the event the Company and/or its assignee(s) elect to acquire any of the shares of the transferring shareholder as specified in said transferring shareholder's notice, the Secretary of the Company shall so notify the transferring shareholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the Company receives said transferring shareholder's notice; provided that if the terms of payment set forth in said transferring shareholder's notice were other than cash against delivery, the Company and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring shareholder's notice.


                                       1.

         E. In the event the Company and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring shareholder's notice, said transferring shareholder may, within the sixty (60)-day period following the expiration of the option rights granted to the Company and/or its assignees(s) herein, transfer the shares specified in said transferring shareholder's notice which were not acquired by the Company and/or its assignees(s) as specified in said transferring shareholder's notice. All shares so sold by said transferring shareholder shall continue to be subject to the provisions of this Bylaw in the same manner as before said transfer.

         F. Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this Bylaw:

                  i) A shareholder's transfer of any or all shares held either during such shareholder's lifetime or on death by will or intestacy to such shareholder's immediate family or to any custodian or trustee for the account of such shareholder or such shareholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the shareholder making such transfer.

                  ii) A shareholder's bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Bylaw.

                  iii) A shareholder's transfer of any or all of such shareholder's shares to the Company or to any other shareholder of the Company.

                  iv) A shareholder's transfer of any or all of such shareholder's shares to a person who, at the time of such transfer, is an officer or director of the Company.

                  v) A corporate shareholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder.

                  vi) A corporate shareholder's transfer of any or all of its shares to any or all of its shareholders.

                  vii) A transfer by a shareholder which is a limited or general partnership to any or all of its partners or former partners.

         In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this Bylaw.

         G. The provisions of this Bylaw may be waived with respect to any transfer either by the Company, upon duly authorized action of its Board of Directors, or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the Company (excluding the votes represented by those shares to be transferred by the transferring shareholder).


                                       2.

Subject to the terms of the Company's Certificate of Incorporation, this Bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the shareholders, upon the express written consent of the owners of a majority of the voting power of the Company.

         H. Any sale or transfer, or purported sale or transfer, of Common stock of the Company shall be null and void unless the terms, conditions, and provisions of this Bylaw are strictly observed and followed.

         I. The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

                  i)  On July 31, 2006; or

                  ii) Upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

         J. The certificates representing shares of Common stock of the Company shall bear the following legend so long as the foregoing right of first refusal remains in effect:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE COMPANY, AS AMENDED.




                                       3.